Exhibit 10.10
Grants under 2001 Plan
SCHEDULE 1
Amendment to Option Award Agreement

Section 3.6 of your Option Award Agreement is amended to read as follows:

3.6    Change in Control. Notwithstanding Section 3.5 above, in the event of a Change in Control followed within two years by (A) a termination of the Grantee’s employment by the Company without Cause, or (B) initiation of the Good Reason Process by written notice of a Good Reason condition by the Grantee to the Company which subsequently results in a termination of the Grantee’s employment by the Grantee for Good Reason, any unvested portion of the Option shall become immediately vested and exercisable as of the date of the Grantee’s termination of employment. For purposes of this Agreement, (1) Change in Control shall have the meaning set forth in the Plan modified as follows: (i) in Plan Section 2.6(a), “50 percent” shall be replaced by “35 percent”, (ii) the final proviso of Plan Section 2.6(a) that begins “and provided, however” shall be deleted, and (iii) Plan Section 2.6(d) shall be deleted; (2) Good Reason shall mean that Grantee has complied with the Good Reason Process following the occurrence of any of the following events or actions: (i) any material reduction in Grantee’s base salary, unless a similar reduction is made in the base salary of all similarly situated executives, (ii) any material reduction in Grantee’s authority, duties or responsibilities, (iii) any material change in the geographic location at which Grantee must perform his duties, or (iv) any material breach of any written agreement with the Company by the Company; and (3) Good Reason Process shall mean that (i) Grantee reasonably determines in good faith that a Good Reason condition has occurred, (ii) Grantee notifies the Company in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition, (iii) Grantee cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”) to remedy the condition, (iv) notwithstanding such efforts, the Good Reason condition continues to exist, and (v) Grantee terminates employment within 60 days after the end of the Cure Period; provided, however, if the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.